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                                                                       EXHIBIT 5

                                   EXHIBIT A

                               ADOPTION AGREEMENT

         This Adoption Agreement ("Agreement") is executed pursuant to the terms of that certain Stock Transfer Restriction Agreement effective as of April ___, 1998 (the "Restriction Agreement"), by and among BRIGHTSTAR INFORMATION TECHNOLOGY GROUP, INC., a Delaware corporation (the "Corporation"), and __________________________________, who is the Shareholder defined therein. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Restriction Agreement. By the execution of this Adoption Agreement, the undersigned agrees as follows:

                 1. Acknowledgment. Subject to the execution hereof, the undersigned is to acquire certain shares of the Common Stock, par value $.001, of the Corporation (the "Stock"), and that such shares will be subject to the terms and conditions of the Restriction Agreement.

                 2. Agreement. The undersigned agrees that shares of the Stock acquired by the undersigned shall be bound by and subject to the terms of the Restriction Agreement, and hereby adopts the Restriction Agreement with the same force and effect as if the undersigned were originally a party thereto and named as a Shareholder therein.

                 3. Notice. Any notice required or permitted by the Restriction Agreement shall be given to the undersigned at the address set forth by the undersigned's signature below.

EXECUTED and DATED as of ________________________, 199_.

                                        TRANSFEREE:



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                                                        (Signature)

                                        Address:
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                                        ACCEPTED AND AGREED TO:

                                        BRIGHTSTAR INFORMATION
                                        TECHNOLOGY GROUP, INC.


                                        By:
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                                                        (Signature)

                                        Name:
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                                        Title:
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